AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 27, 2012

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________________

MUELLER INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	331491	25-0790410
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8285 Tournament Drive, Suite 150
Memphis, Tennessee
(901) 753-3200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary C. Wilkerson, Esq.
Vice President, General Counsel, and Secretary
Mueller Industries, Inc.
8285 Tournament Drive, Suite 150
Memphis, Tennessee
(901) 753-3200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________________

Copies to:

Serge Benchetrit, Esq.
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
(212) 728-8000
(212) 728-8111 (Facsimile)
_________________________

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer   ☒                                                              Accelerated filer  ☐
Non-accelerated filer     ☐                                                               Smaller reporting company  ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	10,422,859	(3)	(3)	(3)

(1)
This registration statement covers shares of common stock of Mueller Industries, Inc. that may be offered, sold, distributed or otherwise transferred from time to time by the selling stockholder named herein.

(2)
Includes an undetermined number of additional shares of common stock as may from time to time be issued by reason of stock splits, stock dividends and other similar transactions, which shares are registered hereunder pursuant to Rule 416 under the Securities Act of 1933, as amended.

(3)
The registrant is deferring payment of the registration fee pursuant to Rule 456(b) of the Securities Act of 1933, as amended. Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

_________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

10,422,859 Shares

MUELLER INDUSTRIES, INC.

Common Stock

This prospectus relates to the disposition from time to time of up to 10,422,859 shares of our common stock, which are held by the selling stockholder named in this prospectus.  We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder.

The selling stockholder identified in this prospectus, or its permitted transferees or other successors-in-interest, may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

Our common stock is presently traded on the New York Stock Exchange under the symbol “MLI”.  On July 25, 2012, the last reported sale price of our common stock was $42.24 per share.

Investing in our common stock involves a high degree of risk.  See “Risk Factors” beginning on page 2 of this prospectus to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is July 27, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (or the SEC), pursuant to which the selling stockholder may sell, transfer, distribute or otherwise dispose of up to 10,422,859 shares of our common stock from time to time.  You should read both this prospectus and any prospectus supplement together with the additional information described in the sections titled “Where You Can Find More Information” and “Incorporation By Reference” below.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement.  Neither we nor the selling stockholder has authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  The selling stockholder is not making an offering of these securities in any jurisdiction where it is unlawful.  You should assume that the information in this prospectus or any prospectus supplement, as well as the information we have previously filed with the SEC and incorporated by reference in this prospectus, is accurate only as of the date of the documents containing the information.  Our business, financial condition, results of operations and prospects may have subsequently changed.

BASIS OF PRESENTATION

In this prospectus, references to “the Company,” “Mueller,” “we,” “our” and “us” are to Mueller Industries, Inc. and, except as the context otherwise requires, its consolidated subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain a number of forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but our current beliefs, expectations or intentions regarding future events.  In some cases, you can identify these statements by forward-looking terms such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “possible,” “pursue,” “seek,” “target,” “continue,” the negative of those terms and other comparable terminology or similar expressions.

The forward-looking statements involve particular risks and uncertainties.  The ability of the Company to predict results or the actual effects of its plans and strategies is subject to inherent uncertainty.  Factors that may cause actual results or earnings to differ materially from such forward-looking statements include those set forth in the section titled “Risk Factors,” as well as, among others, the following:

•	the current and projected future business environment, including interest rates and capital and consumer spending;
•	the domestic housing and commercial construction industry environment;
•	the extent and duration of the recovery from the 2008 through 2010 economic decline;
•	availability and price fluctuations in commodities (including copper, natural gas, and other raw materials, including crude oil that indirectly affects plastic resins);
•	competitive factors, including the threat of product substitution, and competitor responses to the Company’s initiatives;
•	stability of government laws and regulations, including taxes;
•	availability of financing; and
•	continuation of the environment to make acquisitions, domestic and foreign, including regulatory requirements and market values of candidates.

Because these forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements.  You are cautioned not to place undue reliance on these statements, which speak only as of the date of this prospectus or such other date that may be specified herein.  You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change.

All subsequent written and oral forward-looking statements concerning the offering or other matters addressed in this prospectus and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus.  Except to the extent required by applicable law or regulation, the Company does not undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus.  This summary may not contain all of the information that may be important to you and is qualified in its entirety by, and should be read in conjunction with, the more detailed information contained elsewhere or incorporated by reference in this prospectus and our financial statements and the related notes appearing elsewhere or incorporated by reference in this prospectus before you decide to invest in our common stock.  This prospectus contains forward-looking statements, which involve risks and uncertainties.  Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in “Risk Factors” and other sections of this prospectus.

Our Business

The Company is a leading manufacturer of copper, brass, plastic, and aluminum products. The range of these products is broad: copper tube and fittings; brass and copper alloy rod, bar, and shapes; aluminum and brass forgings; aluminum and copper impact extrusions; plastic pipe, fittings and valves; refrigeration valves and fittings; fabricated tubular products; and steel nipples. The Company also resells imported brass and plastic plumbing valves, malleable iron fittings, faucets and plumbing specialty products. Mueller's operations are located throughout the United States and in Canada, Mexico, Great Britain, and China.

Principal Executive Offices

Our principal executive offices are located at 8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125, and our telephone number is (901) 753-3200.  Our website address is http://www.muellerindustries.com.  Our website and the information contained on, or that can be accessed through, the website are not part of this prospectus.

Shares Covered by this Prospectus

The selling stockholder named in this prospectus may offer and sell up to 10,422,859 shares of our common stock.  Our common stock is listed on the NYSE under the symbol “MLI”.  We will not receive any of the proceeds of sales by the selling stockholder of any of the shares of common stock covered by this prospectus.  Throughout this prospectus, when we refer to the shares of our common stock, the offer and sale of which are being registered on behalf of the selling stockholder, we are referring to shares of our common stock held by BEI-Longhorn, LLC (“BEI Longhorn”),  an indirect wholly-owned subsidiary of Leucadia National Corporation (“Leucadia”).

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the following information, together with the other information in, or incorporated by reference in, this prospectus, prior to making a decision to purchase shares of our common stock.  In addition to the following risk factors, you should carefully consider the risks, uncertainties and assumptions discussed in Item 1A. of our annual report on Form 10-K for the year ended December 31, 2011,  our quarterly reports on Form 10-Q  for the fiscal quarters ended March 31, 2012 and June 30, 2012, and in other documents that we subsequently file with the SEC that update, supplement or supersede such information, which documents are incorporated by reference into this prospectus.  See “Where You Can Find More Information.”

This prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those discussed herein.  If any of the following risks occur or if any additional risks and uncertainties not presently known to us or not currently believed to be material occur, our business, results of operations, financial condition or prospects could be materially adversely affected.

Risks Related to the Offering

If a large number of shares of our common stock is sold in the public market, the sales could reduce the trading price of our common stock and impede our ability to raise future capital.

We cannot predict what effect, if any, sales by the selling stockholder of our common stock will have on the market price of our common stock. The market price of our common stock could drop significantly if the selling stockholder sells all or a significant portion of its shares of common stock or is perceived by the market as intending to sell these shares other than in an orderly manner. In addition, these sales could impair our ability to raise capital through the sale of additional common stock in the capital markets.

Under the restated certificate of incorporation of the Company, the Company is able to issue more shares of common stock than are currently outstanding.  As a result, such future issuances of common stock could have a dilutive effect on the earnings per share and voting power of the Company’s stockholders.

The restated certificate of incorporation of the Company authorizes a greater number of shares of common stock than are currently outstanding.  If the Board of the Company elects to issue additional shares of common stock in the future, whether in public offerings, in connection with mergers and acquisitions or otherwise, such additional issuances could dilute the earnings per share and voting power of the Company’s stockholders.

USE OF PROCEEDS

Any proceeds from the sale, transfer, distribution or other disposition of the shares of common stock covered hereby will be solely for the account of the selling stockholder.  We will not receive any proceeds from the sale, transfer, distribution or other disposition of the shares of our common stock by the selling stockholder.

SELLING STOCKHOLDER

BEI-Longhorn may from time to time offer and sell pursuant to this prospectus any or all of the securities listed below.  The address of the principal business of BEI-Longhorn is 529 East South Temple, Salt Lake City, Utah 84102.  We will not receive any of the proceeds from any of such sales or distributions.  The selling stockholder will bear all sales commissions and similar expenses.

The following table sets forth information regarding the selling stockholder’s beneficial ownership of our common stock as of July 25, 2012 and as adjusted to reflect the sale of common stock being offered under this prospectus.  The information relating to the number of shares owned by BEI-Longhorn is based on information provided by or on behalf of BEI-Longhorn.  BEI-Longhorn may offer all, some or none of the shares of common stock.  Because BEI-Longhorn may offer all or some portion of the shares of common stock, no estimate can be given as to the amount of common stock that will be held by BEI-Longhorn upon consummation of any sales.

The information in the following table has been presented in accordance with SEC rules. Under these rules, beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any options, warrants or other rights. Shares subject to options, warrants or other rights are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

	Shares beneficially owned Prior to any Offering under			Shares Owned After the Completion of the Offering(s)
	this Prospectus		Maximum Number	under this Prospectus(1)
Selling Stockholder			of Shares Being Offered Under this
Name	Number	Percentage(2)	Prospectus	Number	Percentage(2)
BEI-Longhorn, LLC(3)	10,422,859(4)	27.2%	10,422,859(3)	0	0%
____________________________

(1)	Assumes that the selling stockholder sells, transfers, distributes or otherwise disposes of all the shares that it holds or are attributable to it covered hereby.

(2)
The percentage of beneficial ownership is based on 38,258,700 shares of our common stock outstanding as of July 25, 2012.  For purposes of this table only, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholder.

(3)
BEI-Longhorn, LLC (“BEI Longhorn”)  is a wholly-owned subsidiary of BEI Arch Holdings, LLC (“BEI Arch”), BEI Arch is a wholly-owned subsidiary of Baldwin Enterprises, Inc. (“Baldwin”), Baldwin is a wholly-owned subsidiary of Phlcorp Holding LLC (“Phlcorp”) and Phlcorp is a wholly-owned subsidiary of Leucadia.

(4)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose.

Standstill Agreement

Leucadia, the parent of the selling stockholder, is our largest shareholder and holds 10,422,859 shares of our common stock in the aggregate.  On September 2, 2011, Leucadia and the Company entered into a two year standstill agreement (the “Standstill Agreement”) providing for, among other matters, a cap of 27.5% ownership for Leucadia and its affiliates, representation for Leucadia on the Board (with Leucadia having the right to designate two of the Company’s directors, subject to reduction in certain circumstances, and the Company agreeing not to increase the size of the board above ten directorships without the consent of both Leucadia’s designees to the Board and a majority of the Board unaffiliated with Leucadia), Leucadia’s agreement to vote for the Board’s director nominees, certain restrictions on proposals that may be made by Leucadia and its affiliates (including as to the composition of the Board) without approval of the Board, Leucadia’s agreement not to sell to any person or group who holds, or after giving effect to a sale would hold, in excess of 4.9% of our common stock and the Company’s agreement to enter into a registration rights agreement covering all shares of the Company’s common stock owned by Leucadia, all on the terms and conditions set forth in the Standstill Agreement. The Standstill Agreement will terminate early if Leucadia and its affiliates own less than 5% of our common stock for 90 days and upon the happening of certain other events.

Pursuant to the Standstill Agreement, Leucadia appointed two members to our Board, Ian M. Cumming and Joseph S. Steinberg.

A copy of the Standstill Agreement was filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Registration Rights Agreement

Pursuant to the Standstill Agreement, the Company entered into a Registration Rights Agreement dated as of May 17, 2012 (the “Registration Rights Agreement”) with Leucadia.  Pursuant to the Registration Rights Agreement, we agreed to register the resale of all shares of our common stock beneficially owned by Leucadia under applicable federal and state securities laws.  We have agreed to indemnify the selling stockholder against liabilities, including liabilities of any violation by us of the Securities Act and the Exchange Act applicable to us and relating to the registration of the shares offered by this prospectus.  A copy of the Registration Rights Agreement was filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

PLAN OF DISTRIBUTION

The selling stockholder and its successors, including its permitted transferees, pledgees or donees or its successors, may from time to time sell the shares of common stock hereby registered directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The shares of common stock hereby registered may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related directly to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
the delivery of shares of our common stock pursuant to the exercise of any options granted over shares of our common stock to any person or entity, including without limitation, to any officer, director, employee, affiliate or consultant of the selling stockholder or any of its affiliates;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as an agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange and distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	by pledge to secure debts and other obligations or on foreclosure of a pledge;

•	through the settlement of short sales;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

In connection with sales of our common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of our common stock in the course of hedging positions they assume.  The selling stockholder may also sell common stock short and deliver common stock to close out short positions, or loan or pledge common stock to broker-dealers that in turn may sell such securities.  The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).  The foregoing is qualified in its entirety by the terms and provisions of the Standstill Agreement which may restrict the selling stockholder from taking any or all of the actions referenced in this paragraph.

The aggregate proceeds to the selling stockholder from its sale of the shares of common stock registered hereby will be the purchase price of the shares of common stock less discounts and commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We will not receive any of the proceeds from this offering.

Our outstanding common stock is listed for trading on the NYSE.

In order to comply with the securities laws of some states, if applicable, the shares of common stock registered hereby may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock registered hereby may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the securities registered hereby may be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, as amended, or the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.  A selling stockholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to statutory liabilities, including, but not limited to, liability under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.  The selling stockholder and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder. Regulation M of the Exchange Act may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholder and any underwriter, broker-dealer or agent regarding the sale of the securities registered hereby.  The selling stockholder may determine not to sell any, or to sell less than all of, the shares of common stock described in this prospectus.  In addition, the selling stockholder may, to the extent permitted by applicable law and the Standstill Agreement, sell, transfer, devise or gift these shares of common stock by other means not described in this prospectus.  In that regard, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act or which may otherwise be sold without registration under the Securities Act may be sold under Rule 144 or Rule 144A or as otherwise permitted by law rather than pursuant to this prospectus.

To the extent required, the specific number of shares of common stock to be sold, the terms of the offering, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer and any other material terms at the offering will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

Pursuant to the Registration Rights Agreement, we agreed to register the resale of BEI-Longhorn’s holdings of shares of our common stock under applicable federal and state securities laws.  See “Selling Stockholder” in this prospectus. Under the Registration Rights Agreement, we have agreed to indemnify the selling stockholder against liabilities, including liabilities of any violation by us of the Securities Act and the Exchange Act applicable to us and relating to the registration of the shares of our common stock offered by this prospectus.

LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus and certain other legal matters are being passed upon for us by our counsel, Willkie Farr & Gallagher LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2011, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  We have also filed with the SEC a registration statement on Form S-3 to register the common stock being offered pursuant to this prospectus.  This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement or the exhibits.  For further information about us or the selling stockholder and the shares of common stock offered pursuant to this prospectus, you should refer to the registration statement and its exhibits.

Our annual reports on Form 10-K, along with all other reports and amendments filed with or furnished to the SEC, are publicly available free of charge through our website as soon as reasonably practicable after we file such materials with, or furnish them to, the SEC.  Our website is located at http://www.muellerindustries.com.  The information on our website is not part of this prospectus or any other report that we file with, or furnish to, the SEC.  The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  You may also read and copy any documents we file with the SEC at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You may obtain information on the operations of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents.  The information incorporated by reference is an important part of this prospectus.  Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information.  All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of this registration statement and prior to effectiveness of this registration statement and after the date of this prospectus and until we sell all the shares of our common stock covered by this registration statement, shall be deemed to be incorporated by reference into this prospectus.  We incorporate by reference the following previously filed documents:

(1)
Our Current Reports on Form 8-K (in all cases other than information furnished rather than filed pursuant to any Form 8-K) filed with the SEC on September 2, 2011, February 17, 2012, March 26, 2012, May 4, 2012, May 18, 2012, May 24, 2012 and July 27, 2012;

(2)	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012 and June 30, 2012, filed with the SEC on April 27, 2012 and July 27, 2012, respectively;

(3)	Our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 28, 2012;

(4)	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 21, 2012; and

(5)
The description of the our common stock, which is contained in our registration statement on Form 8-A, File No. 1-6770, dated January 22, 1991, as amended by the Company’s Form 8-A/A, dated February 12, 1991, filed with the SEC pursuant to the Exchange Act.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits) call or write us at the following address: Mueller Industries, Inc., 8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125, (901) 753-3200.

You should rely only on the information incorporated by reference or provided in this prospectus.  Neither we nor the selling stockholder has authorized anyone else to provide you with different information.  The selling stockholder is not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                       Other Expenses of Issuance and Distribution

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.  All of the expenses set forth below shall be borne by us.

SEC Registration Fee	$ 50,000
Legal Fees and Expenses	100,000
Accountant’s Fees and Expenses	5,000
Printing Expenses	5,000
Miscellaneous Expenses	5,000
Total	$ 165,000

________________

Item 15. Indemnification of Directors and Officers

Pursuant to the Delaware General Corporation Law, a corporation may indemnify any person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The Delaware General Corporation Law also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent a director, officer, employee or agent is successful in the defense of such an action, suit or proceeding, the corporation is required by the Delaware General Corporation Law to indemnify such person for actual and reasonable expenses incurred thereby.  The Delaware General Corporation Law further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination that indemnification of such person is proper because he has met the applicable standard of conduct (i) by the stockholders, (ii) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (iii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iv) by independent legal counsel in a written opinion, if there are no such disinterested directors, or if such disinterested directors so direct. Expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be so indemnified.

The Delaware General Corporation Law provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

The Delaware General Corporation Law also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

The indemnification and advancement of expenses shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Company’s restated certificate of incorporation and amended and restated by-laws permit the Company to indemnify any director or officer of the Company to the fullest extent permitted by Delaware law.  The Company’s restated certificate of incorporation provides that no director shall be personally liable to the Company or any stockholder for monetary damages for breach of fiduciary duty as a director, except that liability of a director shall not be eliminated for any breach of the director’s duty of loyalty to the Company or its stockholders; acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; under Section 174 of the Delaware General Corporation Law; or for any transaction from which the director derived an improper personal benefit.

The foregoing is only a general summary of certain aspects of Delaware law and the Company’s amended and restated certificate of incorporation and amended and restated by-laws dealing with indemnification of directors and officers and does not purport to be complete.  It is qualified in its entirety by reference to the detailed provisions of the Delaware General Corporation Law and the amended and restated certificate of incorporation and amended and restated by-laws of the Company.

Item 16.                       Exhibits

Exhibit No.	Description
5.1	Opinion of Willkie Farr & Gallagher LLP. †
23.1	Consent of Willkie Farr & Gallagher LLP (included in their opinion filed as Exhibit 5.1). †
23.2	Consent of Ernst & Young LLP. †
24.1	Power of Attorney (included on the signature pages hereto).
____________________________

†     Filed herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(a)
Each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that:

(a)
For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(b)
For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee on the 27th day of June 2012.

MUELLER INDUSTIES, INC.

By:	/s/ Gregory L. Christopher
Name:	Gregory L. Christopher
Title:	Chief Executive Officer (Principal Executive Officer), and Director

POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Gregory L. Christopher and Gary C. Wilkerson, and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this registration statement, and to any registration statement filed pursuant to  Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date
/s/ Alexander P. Federbush	Chairman of the Board, and Director	June 27, 2012
Alexander P. Federbush
/s/ Gregory L. Christopher	Chief Executive Officer (Principal Executive Officer), and Director	June 27, 2012
Gregory L. Christopher
/s/ Kent A. McKee	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 27, 2012
Kent A. McKee
/s/ Ian M. Cumming	Director	June 27, 2012
Ian M. Cumming
/s/ Paul J. Flaherty	Director	June 27, 2012
Paul J. Flaherty
/s/ Gennaro J. Fulvio	Director	June 27, 2012
Gennaro J. Fulvio
/s/ Gary S. Gladstein	Director	June 27, 2012
Gary S. Gladstein
/s/ Scott Goldman	Director	June 27, 2012
Scott Goldman

/s/ Terry Hermanson	Director	June 27, 2012
Terry Hermanson
/s/ Joseph S. Steinberg	Director	June 27, 2012
Joseph S. Steinberg

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Willkie Farr & Gallagher LLP. †
23.1	Consent of Willkie Farr & Gallagher LLP (included in their opinion filed as Exhibit 5.1). †
23.2	Consent of Ernst & Young LLP. †
24.1	Power of Attorney (included on the signature pages hereto).
____________________________

†     Filed herewith.